Sub-Item 77Q1(d): Copies of Constituent Instruments Defining
The Rights of Shareholders Referred to in Sub-Item 77I

            Effective December 15, 2016, the Goldman Sachs
GQG Partners International Opportunities Fund (the "Fund") commenced offering Class A Shares, Class C Shares, Institutional Shares, Class IR Shares, Class R Shares, and Class R6 Shares (the "Shares"). The terms of the Shares for the Fund described under Sub-Item 77I are described in the supplement to the Fund's Prospectus and Statement of Additional Information, filed pursuant to Rule 497 under the Securities Act of 1933 on December 15,
2016 (Accession No. 0001193125-16-793306). Amended Schedule
A dated November 3, 2016 to the Registrant's Amended and
Restated Agreement and Declaration of Trust dated April 16, 2013, which established the Shares for the Fund, is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 49 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 18,
2016 (Accession No. 0001193125-16-772431).